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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint each of ALLAN L. SCHUMAN, LAWRENCE T. BELL and TIMOTHY P. DORDELL, signing singly, to be my attorney-in-fact, with full power and authority to sign his name to an amendment or amendments to the Corporation's Registration Statement on Form S-8 (Registration No. 333-35519) to de-register the remaining shares of the Corporation's common stock registered on the aforementioned registration statement relating to the "1995 Ecolab Stock Recognition Plan" that have not been sold, provided that the amendment, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 5th day of December, 2002.

/s/ Les S. Biller Les S. Biller
/s/ Jerry A. Grundhofer Jerry A. Grundhofer
/s/ Stefan Hamelmann Stefan Hamelmann
/s/ James J. Howard James J. Howard
/s/ William L. Jews William L. Jews
/s/ Joel W. Johnson Joel W. Johnson
/s/ Jochen Krautter Jochen Krautter
/s/ Ulrich Lehner Ulrich Lehner
/s/ Jerry W. Levin Jerry W. Levin
/s/ Robert L. Lumpkins Robert L. Lumpkins

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  Exhibit 24.1
POWER OF ATTORNEY